Filed pursuant to Rule 424(b)(3)
File No. 333-289059

FS MVP Private Markets Fund

Supplement dated July 1, 2026, to the

Prospectus and Statement of Additional Information ("SAI"), each dated July 29, 2025, as supplemented

Effective immediately, Brooks Lindberg no longer serves as a Portfolio Manager to the Fund, and therefore all references to Mr. Lindberg serving as Portfolio Manager in the Prospectus and SAI are hereby deleted. Mr. Lindberg continues to serve as an Interested Trustee of the Fund.

Please retain this Supplement with the Prospectus for future reference.